Exhibit 99.2

December 11, 2024

Dear Bally’s Corporation Stockholders:

As you are aware, at our Special Meeting of Stockholders on November 19, 2024 (the “Special Meeting”), our announced merger and related transactions (the “Transactions”) with affiliates of Standard General L.P. (“Standard General”), including The Queen Casino & Entertainment Inc (“Queen”), was approved, pursuant to which stockholders of Bally’s Corporation (“Bally’s”) will receive $18.25 in cash merger consideration for each share of Bally’s common stock they hold, unless they affirmatively elect to forego the cash merger consideration and instead elect to retain all or some of their holdings of Bally’s common stock (also referred to as the “Rollover Election”).

As of 5 p.m. ET on November 19, 2024, holders of approximately 17,492,173 shares of Bally’s common stock (which includes 8,849,849 shares of common stock held by Standard General L.P. and its affiliates and 4,953,272 shares of common stock held by other parties to the Support Agreements) had submitted a Rollover Election and such shares have been assigned a new CUSIP number and are eligible for trading on the New York Stock Exchange (“NYSE”).

Bally’s is providing stockholders another opportunity to elect to retain some or all of their investment in Bally’s following completion of the Transactions in lieu of receiving the cash merger consideration of $18.25 per share. This opportunity will be available until 5:00 p.m. Eastern time on Friday, January 17, 2025 (such date, as it may be extended from time to time, the “Election Deadline”). Bally’s reserves the right in its discretion to accept elections received after the Election Deadline under circumstances it deems acceptable.

For stockholders who hold their shares of Bally’s common stock through a bank, broker or other nominee, the bank, broker or nominee through which you hold your shares of Bally’s common stock may impose an earlier deadline and, therefore, if you wish to make a Rollover Election with respect to some or all of your shares of Bally’s common stock, you should consider completing the Rollover Election sufficiently in advance of the Election Deadline to permit your bank, broker or other nominee to execute your instructions. Bally’s recommends that you follow up with your bank, broker of other nominee to confirm that it has properly received your election instructions and timely executed your election instructions. For assistance or any questions, please call or contact D.F. King & Co., Inc., the information agent for the Rollover Election, at 1-(800) 347-4826, or if outside the United States, at 1-(212) 771-1133, or at BALY@dfking.com.

In the event that you are a non-US resident and hold your interests in Bally’s common stock in nominee or custodian form, or in the form of a depositary interest, your bank, broker or other nominee may not support your intention to exercise the Rollover Election. In such instances, to the extent you would like to make a Rollover Election, Bally’s believes that a feasible mechanism may be to transfer your shares of Bally’s common stock to a different bank, broker or nominee that allows such Rollover Election, or otherwise to transfer your holdings to Equiniti Trust Company, LLC (“Equiniti”), Bally’s transfer agent and direct registrar of stockholders, in order to make such Rollover Election. Upon completion of the Transactions, you would then be able to transfer such direct holdings of Company common stock to your brokerage institution or investment manager of choice. Stockholders seeking to directly register their holding of Company Common Stock with Equiniti should commence such process substantially in advance of the Election Deadline, as the process of direct registration may take multiple days to complete. For assistance or any questions, please call or contact D.F. King & Co., Inc., the information agent for the Rollover Election, at 1-(800)-347-4826, or if outside the United States, at 1-(212)-771-1133, or at BALY@dfking.com.

If you have previously elected to retain some or all of your Bally’s shares, there is no need for you to take any further action with regard to those shares you elected to retain and your prior election may not be revoked by you. However, if you made your election with regard to only some of your Bally’s shares, you may make an additional election pursuant to this opportunity in respect of any of your Bally’s shares as to which you have not previously elected to retain them.

IF YOU DO NOT WISH TO FOREGO YOUR RIGHT TO RECEIVE THE CASH MERGER CONSIDERATION OF $18.25 PER SHARE WITH RESPECT TO ANY OF YOUR SHARES OF BALLY’S COMMON STOCK, YOU SHOULD NOT COMPLETE OR RETURN AN ELECTION FORM WITH RESPECT TO SUCH SHARES.

Neither the Special Committee formed by Bally’s Board of Directors in connection with the transaction proposal made by Standard General, nor Bally’s Board of Directors (i) has made or is making any recommendation with regard to whether any stockholders of Bally’s should take the Rolling Election or retain and hold the Rolling Company Shares (as defined in the Merger Agreement), (ii) has considered or is considering the terms and conditions of this Rolling Election or the Rolling Company Shares , or (iii) has made or is making any recommendation with regard to or the merits of retaining an investment in Bally’s.

Accompanying Materials

Enclosed with or, in the case of electronic delivery, accompanying this letter is an Election Form and Letter of Transmittal (the “Election Form”), including a Notice of Guaranteed Delivery, by which you can make an election to retain some or all of your investment in Bally’s. Additionally, accompanying this letter is a Joinder to the Registration Rights Agreement (discussed in further detail below) that may be executed by stockholders and provides for certain piggyback registration rights and imposes certain confidentiality, trading and other restrictions and obligations. As discussed below under “Registration Rights Agreement,” most of Bally’s stockholders do not need registration rights to trade any shares of Bally’s common stock that they elect to retain.

Copies of the Election Form also are available on Bally’s website under the Investor Relations tab at www.ballys.com.

How to Elect to Retain Some or All of Your Bally’s Shares

The means of electing to retain some or all of your shares of Bally’s common stock is dependent on whether you hold those shares as a registered holder, as a beneficial owner through a bank, broker or other nominee in the United States or Canada, as a beneficial owner through a bank broker, or other nominee in the United Kingdom (“UK”) or Ireland, or as a beneficial owner through a bank. broker or other nominee elsewhere in the world. You do NOT need to complete an Election Form unless you desire to forego your right to receive the cash merger consideration of $18.25 per share and instead elect to retain some or all of your shares of Bally’s common stock. Your election is subject to the terms, conditions and limitations set forth in the Agreement and Plan of Merger, dated as of July 25, 2024, by and among SG Parent LLC (“Parent”), Bally’s, Queen, Epsilon Sub I, Inc., Epsilon Sub II, Inc., and, solely for purposes of specified provisions of the Merger Agreement, SG CQ Gaming LLC (as amended, the “Merger Agreement”), and the Election Form. Bally’s reserves the right in its discretion to accept elections received after the Election Deadline under circumstances it deems acceptable.

Registered Holders.

If your shares of Bally’s common stock are registered in your name, you can elect to retain some or all of your shares by completing and executing an Election Form and delivering it to Equiniti, as exchange agent, as follows:

If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:
Equiniti Trust Company, LLC 55 Challenger Road Suite # 200 Ridgefield Park, NJ 07660 Attn: Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 525 Ridgefield Park, NJ 07660

Beneficial Owners Through Nominees in the United States or Canada.

If you hold shares of Bally’s common stock beneficially or in “street name” through a bank, broker or other nominee, including through the Depository Trust Company, also known as DTC or Cede & Co., your Rollover Election must be submitted by your bank, broker or other nominee and may be subject to an earlier deadline than the Election Deadline. You bear the risk of ensuring proper and timely delivery. We urge you to contact your bank, broker or other nominee promptly for information on how to and when you must give them instructions for your election.

Beneficial Owners Through Nominees in the United Kingdom or Ireland.

The Crest Depository (“CREST”) is a central securities depository that allows stockholders in the UK and Ireland to hold their shares of Bally’s common stock electronically, instead of through registered physical share certificates. CREST also acts as an electronic trade confirmation system. CREST issues CREST Depository Interests, also called CDIs, that represent an interest in Bally’s common stock.

If you are a beneficial owner of Bally’s common stock in the UK or Ireland, your interest in Bally’s common stock may not represent a direct interest in Bally’s stock and your bank, broker or other nominee may have varying policies regarding exercising your election or your ability to participate in various corporate actions. If you are such a beneficial owner, please contact your bank, broker or other nominee to determine if such elections are allowed under its policies. Such elections may be subject to an earlier deadline imposed by your bank, broker or other nominee than the Election Deadline, or in certain cases, your bank, broker or other nominee may not be able to support your intention to exercise the Rollover Election. In such instances, to the extent you would like to make a Rollover Election, Bally’s believes that the feasible mechanism may be to transfer your shares of Bally’s common stock to a bank, broker or other nominee that allows such election, or otherwise to transfer your holdings to Equiniti, Bally’s transfer agent and direct registrar of stockholders, in order to make such Rollover Election. Upon completion of the Transactions, you should then be able to transfer such direct holdings of Company common stock to your bank, broker, nominee or investment manager of choice. Stockholders seeking to directly register their holding of Company Common Stock with Equiniti should commence such process substantially in advance of the Election Deadline, as the process of direct registration may take multiple days to complete. For assistance or any questions, please call or contact D.F. King & Co., Inc., the information agent for the Rollover Election, at 1-(800) 347-4826, or if outside the United States, at 1-(212) 771-1133, or at BALY@dfking.com.

Beneficial Owners Through Nominees Outside of the United States, Canada, United Kingdom or Ireland (“Rest of World”).

Persons and entities that hold shares of Bally’s common stock as beneficial owners elsewhere in the Rest of World are advised to contact their investment manager, bank, broker, dealer or nominee for details as to how they can participate in the Rollover Election and when they must give their Election Notice or instructions for their election. Such Rollover Elections may be subject to an earlier deadline under local stock settlement rules or practices than the Election Deadline.

Revocability of Elections

Irrevocable Elections by Stockholders and Beneficial Owners. All elections submitted prior to the Election Deadline shall be irrevocable and may not be withdrawn by the stockholder or beneficial owner submitting an Election Form once such Election Form has been accepted by Equiniti, Bally’s exchange agent. All previously submitted elections made at or prior to 5:00 p.m. Eastern time on November 19, 2024 are also irrevocable and may not be withdrawn by the holders or beneficial owners thereof during this new election period.

Automatic Revocation. All elections to retain Bally’s common stock will be revoked automatically if Equiniti is notified in writing by Parent and Bally’s prior to or after the Election Deadline that the Company Merger (as defined in the Merger Agreement) has been abandoned and the Merger Agreement has been terminated in accordance with its terms.

Revocation by Parent or Bally’s. Each of Parent and Bally’s have the authority to revoke all or any part of an election to retain shares of Bally’s common stock in lieu of receiving merger consideration at any time prior to the effective time of the Company Merger (both before or after the Election Deadline) if it determines in good faith that such election is reasonably likely to delay or prevent receipt of any of the Requisite Gaming Approvals (as defined in the Merger Agreement) or the holding of shares of Bally’s common stock after the closing of the Transactions by the holder thereof is reasonably likely to adversely affect the conduct of Gaming Activities (as defined in the Merger Agreement) by Bally’s or any of its subsidiaries after such closing.

Effect of Automatic Revocation or Revocation by Parent or Bally’s. If any such elections to retain Bally’s common stock are revoked in accordance with the provisions above: (i) Bally’s will notify promptly the applicable stockholder(s) thereof; and (ii) the shares of Company common stock in respect of which such elections were revoked will be promptly reassigned the CUSIP number borne by such shares at the time of submission of the Election Form and will thereupon become transferable on the stock transfer books and ledger of Bally’s with such reassigned CUSIP number. Therefore, no guarantee can be made that any shares or the number of shares for which you would like to retain in lieu of receiving the merger consideration ultimately will be retained by you in connection with the Transactions.

Trading of Bally’s Common Stock You Elect to Retain

Prior to the Closing of the Transactions. If you elect to retain some or all of your shares of Bally’s common stock in lieu of receiving merger consideration prior to the Election Deadline, you will be unable to sell such shares from the time of submission of the Election Form until the earliest of (i) assignment of CUSIP number 05875B304 to such shares, which shall occur promptly following acceptance of an Election Form, (iii) the proper revocation of such election either by Bally’s or Parent prior to the effective time of the Company Merger (before or after the Election Deadline) or (iii) the valid termination of the Merger Agreement in accordance with its terms; provided, however, that if any such revocation is made only in part, you may only effect a sale or other transfer only in respect of shares of Bally’s common stock that have been assigned the CUSIP number applicable to shares as to which no election has been made to retain such shares.

Shares of Bally’s common stock subject to a Rollover Election will be freely tradeable (subject to restrictions applicable to “affiliates” of Bally’s under SEC Rule 144 of 1933, as amended (the “Securities Act”) or restrictions imposed in Bally’s organizational documents for compliance with applicable gaming regulatory laws and regulations, and restrictions imposed on parties to support agreements entered into in connection with the execution of the Merger Agreement pursuant to the terms of such support agreements), and, subject to applicable listing rules, eligible for trading on the NYSE under the ticker symbol BALY.T (or for certain stock price reporting services BALY-T or BALY/T) until the closing of the Transactions (or the earlier valid termination of the Merger Agreement).

There can be no assurance that the listing of such shares will be maintained on the NYSE nor can there be any assurance that any regular trading market will be maintained at any time, either before or after the closing of the Transactions.

After the Closing of the Transactions. After the closing of the Transactions, the ticker symbol for shares of Bally’s common stock that are retained in lieu of receiving merger consideration will revert to BALY and such shares will continue to bear the CUSIP number 05875B304. In addition, after the closing of the Transactions, such shares will remain freely transferable without restriction or further registration under the Securities Act, except for transfers by Bally’s stockholders who are “affiliates” of Bally’s within the meaning of SEC Rule 144 or restrictions imposed in Bally’s organizational documents for compliance with applicable gaming regulatory laws and regulations, and contractual restrictions imposed on parties to support agreements entered into in connection with the execution of the Merger Agreement pursuant to the terms of such support agreements.

There can be no assurance that the listing of such shares will be maintained on the NYSE nor can there be any assurance that any regular trading market will be maintained at any time after the closing of the Transactions.

Registration Rights Agreement

The Merger Agreement provides, that in connection with the Transactions, stockholders who elect to retain some or all of their investment in Bally’s in lieu of receiving the $18.25 per share merger consideration will have the opportunity, but not the obligation, to become parties to a Registration Rights Agreement in substantially the form of Annex F to the Proxy Statement by executing a Joinder to the Registration Rights Agreement. The Registration Rights Agreement will provide stockholders party thereto with certain piggyback registration rights and impose on them certain confidentiality, trading and other restrictions and obligations, as more fully set forth in the Registration Rights Agreement and described in the Proxy Statement, including in the sections of the Proxy Statement entitled “Summary Term Sheet—The Registration rights Agreement” at page 23 thereof, “Registration Rights Agreement” on page 224 thereof and “Risk Factors” beginning on page 110 thereof. Such confidentiality, trading and other restrictions and obligations will apply to stockholders that execute the Joinder regardless of whether they elect to exercise piggyback registration rights pursuant to the Registration Rights Agreement.

Most of our stockholders will not need registration rights to trade any shares of Bally’s common stock that they elect to retain. Shares of Bally’s common stock that stockholders elect to retain in lieu of receiving cash merger consideration that were acquired by them in a registered public offering or free of any transfer restrictions under the Securities Act, will be freely transferable without restriction or further registration under the Securities Act except for transfers by Bally’s stockholders who are “affiliates” of Bally’s within the meaning of SEC Rule 144 or restrictions imposed in Bally’s organizational documents for compliance with applicable gaming regulatory laws and regulations, and restrictions imposed on parties to support agreements entered into in connection with the execution of the Merger Agreement pursuant to the terms of such support agreements. Shares of Company common stock held by Company “affiliates” of Bally’s within the meaning of SEC Rule 144 or received in exchange for shares of Company common stock that were not acquired in a registered public offering or were acquired subject to transfer restrictions under the Securities Act will not be eligible for resale except pursuant to an effective registration statement or an exemption from registration under the Securities Act. Accordingly, those stockholders and other stockholders who otherwise desire to participate in a registered offering pursuant to the Registration Rights Agreement may wish to execute the Joinder. You are urged to contact your financial advisor for further information regarding your options with respect to the Registration Rights Agreement and Joinder. For assistance or any questions, please call or contact D.F. King & Co., Inc., the information agent for the Rollover Election, at 1-(800) 347-4826, or if outside the United States, at 1-(212) 771-1133, or at BALY@dfking.com.

This summary description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, which should be read carefully and in its entirety before executing a Joinder thereto.

No Appraisal Rights If Election Form Is Submitted

The Merger Agreement provides that appraisal rights pursuant to Section 262 of the Delaware General Corporation Law are only available for shares of Bally’s common stock that are issued and outstanding as of immediately prior to the Company Effective Time and are not shares of Company common stock that a Bally’s stockholder has elected to retain in lieu of receiving merger consideration. Therefore, if you wish to exercise appraisal rights with respect to some or all of your shares, you should not, with respect to such shares, make an election to retain those shares in lieu of receiving merger consideration pursuant to this opportunity. By completing the Election Form, you will be deemed to have waived appraisal rights in respect of the shares of Bally’s common stock for which you have elected to retain in lieu of receiving merger consideration unless you properly revoke your election prior to the Election Deadline.

Additional Information

Information about the Transactions and the Merger Agreement, including risks related to electing to retain some or all of your investment in Bally’s in lieu of receiving the cash merger consideration of $18.25 per share for those shares, may be found in our Proxy Statement dated October 17, 2024, the related Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”), as amended, and in our other reports and schedules filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. The information contained and incorporated by reference in the Proxy Statement and the Schedule 13E-3 is incorporated herein by reference.

While we believe that the entire Proxy Statement and Schedule 13E-3 provide valuable information that may assist you in determining whether to retain some or all of your investment in Bally’s in lieu of receiving the cash merger consideration of $18.25 per share for those shares, in particular, we call to your attention the following sections of the Proxy Statement:

●	Summary Term Sheet

●	Questions and Answers

●	Special Factors

●	Risk Factors

●	Cautionary Statement Regarding Forward-Looking Information

●	Unaudited Pro Forma Condensed Combined Financial Statements

●	The Merger Agreement

●	Registration Rights Agreement

●	Important Information Regarding Bally’s

●	Important Information Regarding Queen

●	Queen Management’s Discussion and Analysis of Financial Condition and Results of Operations

●	Important Information Regarding 13E-3 Filing Parties

●	Important Information Regarding Combined Company After the Merger Transactions

●	Appraisal Rights

●	Where You Can Find Additional Information

●	Post-Closing Trading of Company Common Stock

●	Consolidated Financial Statements of Queen

Certain provisions of the Merger Agreement or the Proxy Statement relating to the revocability of Rolling Elections are superseded by the terms of this Instruction Letter and you should rely upon the terms set forth herein with regard to the revocability of Rolling Elections.

All of the documents that we file with the SEC also are promptly made available through the “Investor Relations” section of our website at https://ballys.com/investor-relations/overview. In addition, you may receive any of the documents that we file with the SEC, without charge, by requesting them in writing from us at:

Bally’s Corporation

100 Westminster Street

Providence, RI 02903

If you have any questions concerning this opportunity to retain your investment in some or all of your Bally’s common stock in lieu of receiving the cash merger consideration of $18.25 per share for those shares, the Transactions or the Merger Agreement or if you need help in electing to retain some or all of that investment after the Transactions have been completed, please call or contact D.F. King & Co., Inc., the information agent for the Rollover Election, at 1-(800) 347-4826, or if outside the United States, at 1-(212) 771-1133, or at BALY@dfking.com.

Very truly yours,

BALLY’S CORPORATION